QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

M A C K - C A L I  R E A L T Y  C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Barry Lefkowitz Executive Vice President and Chief Financial Officer (908) 272-8000	Virginia Sobol Vice President, Marketing and Public Relations (908) 272-8000
Scott Tagliarino Executive Vice President
Rubenstein Associates (212) 843-8057

MACK-CALI COMPLETES FINANCING TRANSACTIONS WITH TIAA

Cranford, New Jersey-March 17, 2003—Mack-Cali Realty Corporation (NYSE:CLI) today announced it has completed three transactions with the Teachers Insurance Annuity Association (TIAA). In these transactions, Mack-Cali:

*    Exchanged $25 million in existing 7.18% unsecured notes, due to mature on December 31, 2003, for $26.1 million in 5.82% unsecured notes that mature on March 15, 2013. The coupon on the new bonds was agreed to on February 5, 2003 at 182.5 basis points above the 10-year treasury on that date and were priced to yield 6.40%.

*    Issued one million 8% cumulative perpetual preferred depository shares with a liquidation value of $25 per depository share for a total of $25 million. The shares are callable at par after five years.

*    Repurchased $25 million in existing 7.18% unsecured notes, due to mature on December 31, 2003, for $26.1 million.

Mitchell E. Hersh, chief executive officer, commented, "These transactions allow us to obtain funding at attractive rates, strengthen our balance sheet, and lengthen our debt maturity profile."

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 265 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 29.3 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company's Web site at www.mack-cali.com <http://www.mack-cali.com/>.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue" or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

###

This message contains information that may be confidential and privileged. Unless you are the addressee (or authorized to receive for the addressee), you may not use, copy or disclose to anyone the message or any information contained in the message. If you have received this message in error, please advise the sender by reply e-mail or phone (908) 272-8000, and delete this message. Thank you very much.

QuickLinks

M A C K - C A L I R E A L T Y C O R P O R A T I O N